Exhibit 99.1

FOR IMMEDIATE RELEASE

TYME Technologies, Inc. Provides Update on Precision Promise Trial in Metastatic Pancreatic Cancer

— SM-88 with MPS arm of Phase 2/3 platform trial in metastatic pancreatic cancer discontinued for futility on primary endpoint of overall survival –

BEDMINSTER, N.J.— (BUSINESS WIRE) January 26, 2022—TYME Technologies, Inc. (Nasdaq: TYME) (the Company or TYME), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™), today announced the discontinuation of SM-88 with MPS in the Precision Promise trial in metastatic pancreatic cancer (mPDAC) upon learning from the trial sponsor, Pancreatic Cancer Action Network (PanCAN), that it terminated the arm due to futility compared to the control of standard of care chemotherapy in second-line mPDAC. Based on the information provided by PanCAN, the overall survival for SM-88 with MPS in monotherapy was lower compared to standard of care chemotherapies with either Gemcitabine and Abraxane or modified FOLFIRINOX.

The Precision Promise trial is an adaptive randomized Phase 2/3 trial in mPDAC for patients treated in both first-line and second-line therapies. SM-88 (racemetyrosine) with MPS (10 mg methoxsalen, 50 mg phenytoin, and 0.5 mg sirolimus) was the first therapy to join this trial and was being studied as a standalone monotherapy in second-line patients versus control arms of standard of care regimens of either Gemcitabine and Abraxane or modified FOLFIRINOX.

“Given pancreatic cancer’s high mortality rate, we wanted to make a difference in the lives of these patients. Our team understood that many efforts before us have failed, but based on SM-88’s prior activity and safety profile, we were hopeful we could provide an effective new option for those fighting against this devastating disease,” said Richie Cunningham, Chief Executive Officer of TYME. “I want to express my sincerest appreciation to the patients, their loved ones, the researchers, and the principal investigators involved in this trial, as well as thank PanCAN and Precision Promise for their passionate dedication to exploring new treatment options for pancreatic cancer patients.”

“Given our prior promising results with SM-88 plus MPS in a subset of patients in second-line pancreatic cancer1, we are disappointed that we couldn’t make an impact in this very difficult to treat population.

We will work with PanCAN and Precision Promise leadership to further analyze the data with the SM-88 arm, as it becomes available,” said Dr. Jan M. Van Tornout, MD, MSC, Acting Chief Medical Officer of TYME.

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TYME remains committed to advancing its current pipeline and the continued research and development of SM-88.

About TYME Technologies, Inc.

TYME is an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™) that are intended to be effective across a broad range of solid tumors and hematologic cancers, while also maintaining patients’ quality of life through relatively low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to cause cancer cell death.

The Company is currently focused on developing its novel compound, SM-88. The Company believes that early clinical results demonstrated by SM-88 in multiple advanced cancers, including prostate, sarcomas and breast, reinforce the potential of its emerging CMBT™ pipeline.

For more information about the Company, visit www.tymeinc.com and connect on Facebook, LinkedIn, and Twitter.

About SM-88

SM-88 is an oral investigational modified proprietary tyrosine derivative that is believed to interrupt the metabolic processes of cancer cells by breaking down the cells’ key defenses and leading to cell death through oxidative stress and exposure to the body’s natural immune system. Clinical trial data have shown that SM-88 has demonstrated encouraging tumor responses across 15 different cancers, including lung, breast, prostate and sarcoma cancers with minimal serious grade 3 or higher adverse events. SM-88 is being evaluated in a Phase II study evaluating SM-88 in breast cancer (HR+/HER2-), as well as continuing enrollment of a Phase II study in high-risk metastatic sarcomas. SM-88 is an investigational therapy that is not approved for any indication in any disease.

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Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88 and TYME- 18) and their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned preclinical or clinical trials, preliminary data results, and the therapeutic design and mechanisms of our drug candidates. The words “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,”

“estimates,” “could,” “should,” “would,” “continue,” “seeks,” “anticipates,” and similar expressions (including their use in the negative) are intended to identify forward-looking statements. Forward-looking statements can also be identified by discussions of future matters such as: the effect of the COVID-19 pandemic and the associated impact on the national and global economy as well as impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials; the cost of development and potential commercialization of our lead drug candidate and of other new product candidates; expected releases of interim or final data from our clinical trials; possible collaborations; the timing, scope, status, objectives of our ongoing and planned trials; the success of management transitions and strategic initiatives; and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations and projections which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the severity, duration, and economic impact of the COVID-19 pandemic; our ability to achieve the intended benefits of our strategic initiatives; that certain information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply, and in the ability to achieve adequate start and completion dates, as well as uncertainties in clinical trial design and patient enrollment, dropout or discontinuation rates; the possibility of unfavorable study results, including unfavorable new clinical data, additional analyses of existing data and results that may lead to a discontinuation of trials; risks associated with early, initial data, including the risk that the final data from any clinical trials may differ from prior or preliminary study data or analyses and may not support further clinical development; and that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 or other drug candidates may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88 or other drug candidates; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; the ability of TYME to maintain compliance with Nasdaq listing standards; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the U.S. Securities and Exchange Commission on June 10, 2021 as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

[1]	Hoffman, S., et al. SM-88 therapy in patients with advanced or metastatic pancreatic cancer. Journal of Clinical Oncology 36:4_supp, 457-457 (2018);

Noel, M., et al. Oral SM-88 plus MPS: An effective yet less toxic treatment option in second-line advanced pancreatic cancer? Final Phase II/III study results. DOI: 10.1200/JCO.2022.40.4_suppl.585 Journal of Clinical Oncology 40, no. 4_suppl (February 01, 2022) 585-585.

Stega, J., et al. A first-in-human study of the novel metabolism-based anti-cancer agent SM-88 in subjects with advanced metastatic cancer. Invest New Drugs (2019).

Investor Relations:

Lisa M. Wilson, In-Site Communications,

Inc. T: 212-452-2793

E: lwilson@insitecony.com

Source: Tyme Technologies, Inc.